EXHIBIT 99.1

Vanguard Reports Fourth Quarter and Year-end Results

NASHVILLE, Tenn. – September 1, 2009 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the fourth quarter and fiscal year ended June 30, 2009.

Total revenues for the quarter ended June 30, 2009 were $830.1 million, an increase of $113.5 million or 15.8% from the prior year quarter. Patient service revenues increased $32.8 million from the prior year quarter. Health plan premium revenues increased $80.7 million from the prior year quarter. The increase in patient service revenues was attributable to a 2.1% increase in adjusted discharges and a 3.2% increase in patient revenue per adjusted discharge during the current year quarter compared to the prior year quarter. A higher percentage of Vanguard’s net patient revenue payer mix related to Medicaid, managed Medicaid and uninsured accounts during the current year quarter compared to the prior year quarter, which negatively impacted patient revenue per adjusted discharge during the current year quarter. Patient service revenues and income from continuing operations before income taxes were each negatively impacted by $10.1 million during the current year quarter as a result of revised Medicare disproportionate share Supplemental Security Income (“SSI”) factors received from CMS in June 2009. Approximately $8.8 million of this impact related to prior quarters. The increase in health plan premium revenues was primarily attributable to a 67.2% increase in average membership in Phoenix Health Plan (“PHP”) during the current year quarter as a result of PHP’s new contract with the Arizona Health Care Cost Containment System effective October 1, 2008, as previously disclosed.

Vanguard reported income from continuing operations of $1.5 million for the current year quarter compared to a $0.8 million loss from continuing operations during the prior year quarter. Operating expense comparisons between the current year and prior year quarters were impacted by the significant increase in health plan premium revenues during the current year quarter. For the acute care services segment, salaries and benefits as a percentage of total revenues decreased to 47.9% during the current year quarter compared to 48.8% during the prior year quarter. While hospital-employed full time equivalents increased during the current year quarter, contract nursing utilization was significantly lower during the current year quarter. Health plan claims expense as a percentage of health plan premium revenues increased to 78.5% during the current year quarter compared to 73.2% during the prior year quarter as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract. Supplies as a percentage of total revenues for the acute care services segment decreased slightly from 18.3% during the prior year quarter to 18.1% during the current year quarter. During the current year quarter, in response to new legislation in Illinois, Vanguard implemented an uninsured discount policy for those uninsured patients at its Illinois hospitals who do not qualify for charity care. Under this policy, an uninsured discount calculated as a standard percentage of gross charges is applied to the patient account at the time of billing and recognized as a revenue deduction. We implemented this policy for most of our remaining facilities effective July 1, 2009 and expect to implement it at all of our facilities by the end of our fiscal year 2010. The combined provision for doubtful accounts, uninsured discounts and charity deductions as a percentage of patient service revenues increased to 13.3% during the current year quarter compared to 11.8% during the prior year quarter.

During the current year quarter, Vanguard’s net income was $1.8 million compared to a $0.8 million net loss during the prior year quarter. The improvement during the current year quarter was primarily due to the previously discussed growth in patient service and health plan premium revenues. Net income during the current year quarter was adversely impacted by a $6.2 million impairment loss to adjust the carrying value of a non-hospital building to fair value.

Adjusted EBITDA for the current year quarter was $74.5 million, a 12.4% increase compared to the prior year quarter. A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the quarters ended June 30, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the current year quarter reflect a 2.6% decrease in discharges and a 2.1% increase in adjusted discharges compared to the prior year quarter. Emergency room visits and outpatient surgeries increased 9.7% and 3.8%, respectively, during the current year quarter compared to the prior year quarter, while inpatient surgeries decreased 2.5%. A smaller percentage of emergency room visits resulted in inpatient admissions during the current year quarter compared to the prior year quarter.

Total revenues for the year ended June 30, 2009 were $3,199.7 million, an increase of $409.0 million or 14.7% from the prior year. Patient service revenues and health plan premium revenues increased $181.2 million and $227.8 million, respectively, from the prior year. Total revenues during the current year were positively impacted by a 1.9% increase in adjusted discharges and a 5.7% increase in patient revenue per adjusted discharge compared to the prior year. Patient revenue per adjusted discharge would have increased 4.0% absent the growth in combined Bexar County, Texas UPL program revenues and Illinois provider tax assessment program revenues during the current year compared to the prior year. Patient service revenues and income from continuing operations before income taxes were each negatively impacted by $10.1 million during the current year as a result of the previously discussed CMS SSI adjustments. Approximately $4.8 million of this impact related to prior fiscal years. Health plan premium revenues increased 50.6% during the current year primarily due to PHP’s new contract that went into effect on October 1, 2008, as previously disclosed. Non-income taxes increased significantly during the current year primarily as a result of the Illinois provider tax assessment payments and higher premiums taxes related to the significant enrollee growth at PHP.

Vanguard reported income from continuing operations of $27.7 million during the current year compared to a loss of $0.4 million during the prior year. Net income for the current year was $28.6 million compared to a net loss of $0.7 million during the prior year.

Adjusted EBITDA was $302.4 million for the current year, an increase of $36.0 million or 13.5% from the prior year. A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the years ended June 30, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the current year reflect a 1.1% decrease in discharges and a 1.9% increase in adjusted discharges compared to the prior year. Emergency room visits, inpatient surgeries and outpatient surgeries increased 3.0%, 1.2% and 4.1%, respectively, during the current year compared to the prior year.

Cash flows from operating activities were $308.2 million for the current year, an increase of $135.1 million from the prior year.  The increase was primarily attributable to improved net collections of accounts receivable, the impact of significant enrollee growth at PHP on capitation payments received and the timing of claims payments made for new members, the timing of claims payments related to the expansion of Vanguard’s self-insured employee medical plan, the increase in net payments received under the Bexar County, Texas UPL and Illinois provider tax assessment programs and improved operating results during the current year compared to the prior year. Net days revenue in accounts receivable decreased by 6 days from 51 days at June 30, 2008 to 45 days at June 30, 2009. Vanguard’s cash and cash equivalents balance was $308.2 million at June 30, 2009 compared to $141.6 million at June 30, 2008.

Vanguard will host a conference call for investors at 11:00 am EDT on September 2, 2009. All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on Vanguard’s Web site at www.vanguardhealth.com by clicking on “Fourth Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=61451. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com.  To access the replay, click on the Latest News page on the Investor Relations section of www.vanguardhealth.com.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt, remain in compliance with debt covenants under its senior secured credit agreement, draw upon or replace its revolving loan facility that expires in September 2010 and repay or refinance outstanding borrowings under its term loan facility that matures in September 2011; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Quarter ended June 30,

	2008		2009

Patient service revenues	$600.1	83.7%	$632.9	76.2%
Premium revenues	116.5	16.3	197.2	23.8

Total revenues	716.6	100.0	830.1	100.0

Costs and expenses:
Salaries and benefits (includes stock compensation of $0.6 and $1.0, respectively)	301.1	42.0	316.4	38.1
Health plan claims expense	85.3	11.9	154.9	18.7
Supplies	111.3	15.5	116.4	14.0
Provision for doubtful accounts	49.4	6.9	55.4	6.7
Purchased services	37.8	5.3	42.4	5.1
Non-income taxes	8.3	1.2	12.5	1.5
Rents and leases	11.1	1.5	11.0	1.3
Other operating expenses	46.6	6.5	47.6	5.7
Depreciation and amortization	34.2	4.8	34.6	4.2
Interest, net	28.7	4.0	27.1	3.3
Impairment loss	–	0.0	6.2	0.7
Other	1.9	0.3	1.6	0.2

Total costs and expenses	715.7	99.9	826.1	99.5

Income from continuing operations before income taxes	0.9	0.1	4.0	0.5
Income tax expense	1.7	0.2	2.5	0.3

Income (loss) from continuing operations	(0.8)	(0.1)	1.5	0.2
Income from discontinued operations, net of taxes	–	0.0	0.3	0.0

Net income (loss)	$(0.8)	(0.1)%	$1.8	0.2%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations
(In millions)

	Year ended June 30,

	2008		2009

Patient service revenues	$2,340.5	83.9%	$2,521.7	78.8%
Premium revenues	450.2	16.1	678.0	21.2

Total revenues	2,790.7	100.0	3,199.7	100.0

Costs and expenses:
Salaries and benefits (includes stock compensation of $2.5 and $4.4, respectively)	1,152.7	41.3	1,240.1	38.7
Health plan claims expense	328.2	11.8	525.6	16.4
Supplies	434.5	15.5	456.3	14.3
Provision for doubtful accounts	205.6	7.4	210.8	6.6
Purchased services	149.5	5.3	167.4	5.2
Non-income taxes	28.3	1.0	52.2	1.6
Rents and leases	41.8	1.5	43.5	1.3
Other operating expenses	186.2	6.7	205.8	6.5
Depreciation and amortization	131.0	4.7	130.6	4.1
Interest, net	122.1	4.4	111.6	3.5
Impairment loss	–	0.0	6.2	0.2
Other	9.5	0.3	5.9	0.2

Total costs and expenses	2,789.4	99.9	3,156.0	98.6

Income from continuing operations before income taxes	1.3	0.1	43.7	1.4
Income tax expense	1.7	0.1	16.0	0.5

Income (loss) from continuing operations	(0.4)	(0.0)	27.7	0.9
Income (loss) from discontinued operations, net of taxes	(0.3)	(0.0)	0.9	0.0

Net income (loss)	$(0.7)	(0.0)%	$28.6	0.9%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In millions)

	Quarter ended June 30,		Year ended June 30,

	2008	2009	2008	2009

Net income (loss)	$(0.8)	$1.8	$(0.7)	$28.6
Interest, net	28.7	27.1	122.1	111.6
Income tax expense	1.7	2.5	1.7	16.0
Depreciation and amortization	34.2	34.6	131.0	130.6
Minority interests	0.7	0.9	3.0	3.2
Loss (gain) on disposal of assets	0.1	(0.2)	0.9	(2.3)
Equity method income	(0.2)	(0.4)	(0.7)	(0.8)
Stock compensation	0.6	1.0	2.5	4.4
Monitoring fees and expenses	1.3	1.3	6.3	5.2
Realized loss on investments	–	–	–	0.6
Impairment loss	–	6.2	–	6.2
Discontinued operations, net of taxes	–	(0.3)	0.3	(0.9)

Adjusted EBITDA (a)	$66.3	$74.5	$266.4	$302.4

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized loss on investments, impairment loss and discontinued operations, net of taxes.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

	June 30, 2008	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$141.6	$308.2
Restricted cash	2.1	1.9
Marketable securities	26.3	–
Accounts receivable, net of allowance for uncollectible accounts of approximately $117.7 and $121.5 at June 30, 2008 and 2009, respectively	300.4	275.3
Inventories	49.2	48.3
Deferred income taxes	24.5	29.6
Prepaid expenses and other current assets	55.8	68.4

Total current assets	599.9	731.7

Property, plant and equipment, net of accumulated depreciation	1,174.0	1,174.1
Goodwill	689.2	692.1
Intangible assets, net of accumulated amortization	61.4	54.6
Investments in and advances to affiliates	6.0	5.4
Investments in auction rate securities	–	21.6
Other assets	51.8	51.6

Total assets	$2,582.3	$2,731.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$155.1	$127.9
Accrued salaries and benefits	97.4	133.9
Accrued health plan claims	51.1	117.6
Accrued interest	13.2	13.2
Other accrued expenses and current liabilities	57.3	79.5
Current maturities of long-term debt	8.0	8.0

Total current liabilities	382.1	480.1
Minority interests in equity of consolidated entities	9.1	8.0
Professional and general liability and workers compensation reserves	74.1	76.7
Other liabilities	22.9	34.9
Long-term debt, less current maturities	1,529.5	1,543.6
Commitments and contingencies

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	647.1	651.3
Accumulated other comprehensive income (loss)	2.8	(6.8)
Retained deficit	(85.3)	(56.7)

Total liabilities and stockholders’ equity	$2,582.3	$2,731.1

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In millions)

	Year ended June 30,

	2008	2009

Operating activities:
Net income (loss)	$(0.7)	$28.6
Adjustments to reconcile net income (loss) to net cash from operating activities:
Loss (income) from discontinued operations	0.3	(0.9)
Depreciation and amortization	131.0	130.6
Provision for doubtful accounts	205.6	210.8
Deferred income taxes	(2.2)	5.6
Amortization of loan costs	4.9	5.4
Accretion of principal on senior discount notes	19.5	21.8
Loss (gain) on disposal of assets	0.9	(2.3)
Stock compensation	2.5	4.4
Impairment loss	–	6.2
Realized holding loss on investments	–	0.6
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(223.6)	(185.2)
Inventories	(4.1)	1.0
Prepaid expenses and other current assets	(19.7)	(13.0)
Accounts payable	12.2	(27.3)
Accrued expenses and other liabilities	45.0	121.0

Net cash provided by operating activities – continuing operations	171.6	307.3
Net cash provided by operating activities – discontinued operations	1.5	0.9

Net cash provided by operating activities	173.1	308.2

Investing activities:
Acquisitions	(0.2)	(4.4)
Capital expenditures	(121.6)	(132.1)
Proceeds from asset dispositions	0.4	4.9
Purchases of marketable securities	(90.0)	–
Sales of marketable securities	63.7	–
Other	1.1	(2.0)

Net cash used in investing activities – continuing operations	(146.6)	(133.6)
Net cash provided by investing activities – discontinued operations	2.8	–

Net cash used in investing activities	(143.8)	(133.6)

Financing activities:
Payments of long-term debt	(7.8)	(7.8)
Payments to retire common stock and equity incentive units	(0.2)	(0.2)
Proceeds from the exercise of stock options	0.2	–

Net cash used in financing activities	(7.8)	(8.0)

Net increase in cash and cash equivalents	21.5	166.6
Cash and cash equivalents, beginning of period	120.1	141.6

Cash and cash equivalents, end of period	$141.6	$308.2

Net cash paid for interest	$99.1	$86.4

Net cash paid for income taxes	$1.3	$17.3

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter Ended June 30, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$607.8	100.0%	$–	0.0%	$(7.7)	$600.1
Premium revenues	–	0.0%	116.5	100.0%	–	116.5

Total revenues	607.8	100.0%	116.5	100.0%	(7.7)	716.6

Salaries and benefits (excludes stock compensation)	296.3	48.8%	4.2	3.6%	–	300.5
Health plan claims expense(1)	–	0.0%	93.0	79.8%	(7.7)	85.3
Supplies	111.2	18.3%	0.1	0.1%	–	111.3
Provision for doubtful accounts	49.4	8.1%	–	0.0%	–	49.4
Other operating expenses	95.9	15.8%	7.9	6.8%	–	103.8

Total operating expenses	552.8	91.0%	105.2	90.3%	(7.7)	650.3

Segment EBITDA(2)	55.0	9.0%	11.3	9.7%	–	66.3

Less:
Interest, net	29.2	4.8%	(0.5)	(0.4)%	–	28.7
Depreciation and amortization	33.2	5.4%	1.0	0.8%	–	34.2
Minority interests	0.7	0.1%	–	0.0%	–	0.7
Equity method income	(0.2)	0.0%	–	0.0%	–	(0.2)
Stock compensation	0.6	0.1%	–	0.0%	–	0.6
Loss on disposal of assets	0.1	0.0%	–	0.0%	–	0.1
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income (loss) from continuing operations before income taxes	$(9.9)	(1.6)%	$10.8	9.3%	$–	$0.9

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Quarter Ended June 30, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$641.9	100.0%	$–	0.0%	$(9.0)	$632.9
Premium revenues	–	0.0%	197.2	100.0%	–	197.2

Total revenues	641.9	100.0%	197.2	100.0%	(9.0)	830.1

Salaries and benefits (excludes stock compensation)	307.5	47.9%	7.9	4.0%	–	315.4
Health plan claims expense(1)	–	0.0%	163.9	83.1%	(9.0)	154.9
Supplies	116.3	18.1%	0.1	0.0%	–	116.4
Provision for doubtful accounts	55.4	8.6%	–	0.0%	–	55.4
Other operating expenses	103.9	16.2%	9.6	4.9%	–	113.5

Total operating expenses	583.1	90.8%	181.5	92.0%	(9.0)	755.6

Segment EBITDA(2)	58.8	9.2%	15.7	8.0%	–	74.5

Less:
Interest, net	26.9	4.2%	0.2	0.1%	–	27.1
Depreciation and amortization	33.5	5.2%	1.1	0.6%	–	34.6
Minority interests	0.9	0.1%	–	0.0%	–	0.9
Equity method income	(0.4)	(0.1)%	–	0.0%	–	(0.4)
Stock compensation	1.0	0.2%	–	0.0%	–	1.0
Gain on disposal of assets	(0.2)	0.0%	–	0.0%	–	(0.2)
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3
Impairment loss	6.2	1.0%	–	0.0%	–	6.2

Income (loss) from continuing operations before income taxes	$(10.4)	(1.6)%	$14.4	7.3%	$–	$4.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Year Ended June 30, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$2,371.7	100.0%	$–	0.0%	$(31.2)	$2,340.5
Premium revenues	–	0.0%	450.2	100.0%	–	450.2

Total revenues	2,371.7	100.0%	450.2	100.0%	(31.2)	2,790.7

Salaries and benefits (excludes stock compensation)	1,134.2	47.8%	16.0	3.6%	–	1,150.2
Health plan claims expense(1)	–	0.0%	359.4	79.8%	(31.2)	328.2
Supplies	434.3	18.3%	0.2	0.0%	–	434.5
Provision for doubtful accounts	205.6	8.7%	–	0.0%	–	205.6
Other operating expenses	375.9	15.9%	29.9	6.7%	–	405.8

Total operating expenses	2,150.0	90.7%	405.5	90.1%	(31.2)	2,524.3

Segment EBITDA(2)	221.7	9.3%	44.7	9.9%	–	266.4

Less:
Interest, net	126.6	5.3%	(4.5)	(1.0)%	–	122.1
Depreciation and amortization	126.8	5.4%	4.2	0.9%	–	131.0
Minority interests	3.0	0.1%	–	0.0%	–	3.0
Equity method income	(0.7)	0.0%	–	0.0%	–	(0.7)
Stock compensation	2.5	0.1%	–	0.0%	–	2.5
Loss on disposal of assets	0.9	0.1%	–	0.0%	–	0.9
Monitoring fees and expenses	6.3	0.2%	–	0.0%	–	6.3

Income (loss) from continuing operations before income taxes	$(43.7)	(1.9)%	$45.0	10.0%	$–	$1.3

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Year Ended June 30, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$2,555.7	100.0%	$–	0.0%	$(34.0)	$2,521.7
Premium revenues	–	0.0%	678.0	100.0%	–	678.0

Total revenues	2,555.7	100.0%	678.0	100.0%	(34.0)	3,199.7

Salaries and benefits (excludes stock compensation)	1,205.1	47.2%	30.6	4.5%	–	1,235.7
Health plan claims expense(1)	–	0.0%	559.6	82.5%	(34.0)	525.6
Supplies	456.0	17.8%	0.3	0.1%	–	456.3
Provision for doubtful accounts	210.8	8.3%	–	0.0%	–	210.8
Other operating expenses	432.5	16.9%	36.4	5.4%	–	468.9

Total operating expenses	2,304.4	90.2%	626.9	92.5%	(34.0)	2,897.3

Segment EBITDA(2)	251.3	9.8%	51.1	7.5%	–	302.4

Less:
Interest, net	112.2	4.4%	(0.6)	(0.1)%	–	111.6
Depreciation and amortization	126.5	5.0%	4.1	0.6%	–	130.6
Minority interests	3.2	0.1%	–	0.0%	–	3.2
Equity method income	(0.8)	(0.1)%	–	0.0%	–	(0.8)
Stock compensation	4.4	0.2%	–	0.0%	–	4.4
Gain on disposal of assets	(2.3)	(0.1)%	–	0.0%	–	(2.3)
Monitoring fees and expenses	5.2	0.2%	–	0.0%	–	5.2
Realized holding loss on investments	0.6	0.1%	–	0.0%	–	0.6
Impairment loss	6.2	0.2%	–	0.0%	–	6.2

Income (loss) from continuing operations before income taxes	$(3.9)	(0.2)%	$47.6	7.0%	$–	$43.7

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended June 30,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,181	4,135
Discharges	42,497	41,400	(2.6)%
Total adjusted discharges	71,965	73,510	2.1%
Adjusted discharges-hospitals	68,210	69,258	1.5%
Average length of stay	4.26	4.18	(1.9)%
Patient days	181,176	173,022	(4.5)%
Total adjusted patient days	306,806	307,218	0.1%
Adjusted patient days-hospitals	290,797	289,447	(0.5)%
Patient revenue per total adjusted discharge	$8,178	$8,436	3.2%
Patient revenue per adjusted discharge-hospitals	$8,202	$8,534	4.1%
Inpatient surgeries	9,771	9,530	(2.5)%
Outpatient surgeries	18,804	19,521	3.8%
Emergency room visits	144,839	158,936	9.7%

Charity and uninsured discounts as a percent of patient service revenues (prior to these discounts)	3.9%	5.0%

Provision for doubtful accounts as a percent of patient service revenues (prior to charity and uninsured discounts)	7.9%	8.3%

Net patient revenue payer mix:
Medicare	26.5%	24.8%
Medicaid	7.3%	7.7%
Managed Medicare	14.0%	14.7%
Managed Medicaid	7.4%	9.1%
Managed care	35.3%	34.0%
Commercial	1.2%	0.9%
Self-pay	8.3%	8.8%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics - Continued
(Unaudited)

	Year ended June 30,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,181	4,135
Discharges	169,668	167,880	(1.1)%
Total adjusted discharges	284,680	289,997	1.9%
Adjusted discharges-hospitals	270,076	274,767	1.7%
Average length of stay	4.33	4.23	(2.3)%
Patient days	734,838	709,952	(3.4)%
Total adjusted patient days	1,232,960	1,226,374	(0.5)%
Adjusted patient days-hospitals	1,169,710	1,161,967	(0.7)%
Patient revenue per total adjusted discharge	$8,059	$8,517	5.7%
Patient revenue per adjusted discharge-hospitals	$8,110	$8,623	6.3%
Inpatient surgeries	37,538	37,970	1.2%
Outpatient surgeries	73,339	76,378	4.1%
Emergency room visits	588,246	605,729	3.0%

Charity and uninsured discounts as a percent of patient service revenues (prior to these discounts)	3.5%	4.0%

Provision for doubtful accounts as a percent of patient service revenues (prior to charity and uninsured discounts)	8.5%	8.0%

Net patient revenue payer mix:
Medicare	26.2%	25.3%
Medicaid	7.6%	7.8%
Managed Medicare	14.0%	14.1%
Managed Medicaid	7.5%	8.9%
Managed care	35.0%	34.8%
Commercial	1.1%	0.9%
Self-pay	8.6%	8.2%

Total	100.0%	100.0%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131